Exhibit 10.2

ASI Capital Corporation
4215 Fashion Square Blvd., Suite 3
Saginaw, MI  48603-1273

April 18, 2011

Heath Iliescu
Capital Business Services, Inc.
9121 W. Russell Rd., Suite110
Las Vegas, NV  89148

Dear Mr. Iliescu:

This letter is to confirm the terms of the lease extension on the property located at 9121 W. Russell Rd., Suite 110, Las Vegas Nevada, 89148.  We have agreed to extend the lease on a month-to-month basis for up to an additional 10 months, beginning June 1, 2011 and ending March 31, 2012.  Capital Business Services, Inc. will provide ASI Capital Corporation at least 30 days written notice prior to vacating the property if prior to March 31, 2012.

We have also agreed that for the additional term the base rent will be $2,000.00 per month.

The remaining terms of the sublease dated April 12, 2010 by and between ASI Capital Corporation and Capital Business Services, Inc. will remain in full effect for the term of the extended lease.

If this arrangement is acceptable to you, please sign below and return a signed copy to our office.

Best Regards,		Acknowledgement:

ASI Capital Corporation		Capital Business Services, Inc.

/s/ Joel C. Robertson		/s/ Heath Iliescu
Joel C. Robertson, President		Heath Iliescu, President

Date:	April 18, 2011	Date:	April 18, 2011